As filed with the Securities and Exchange Commission on March 31, 2010
Registration No. 33-49817

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McDonald’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One McDonald’s Plaza, Oak Brook, Illinois	60523-1900
(Address of Principal Executive Offices)	(Zip Code)

McDONALD’S CORPORATION PROFIT SHARING PROGRAM

McDONALD’S PROFIT SHARING PROGRAM EQUALIZATION PLAN

McDONALD’S 1989 EXECUTIVE EQUALIZATION PLAN

McDONALD’S SUPPLEMENTAL EMPLOYEE BENEFIT EQUALIZATION PLAN
 (Full title of the plan)

Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary
McDonald’s Corporation
One McDonald’s Plaza
Oak Brook, Illinois 60523-1900
 (Name and address of agent for service)

(630) 623-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 33-49817) filed by McDonald’s Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on July 23, 1993 (the “Registration Statement”) to register (i) 3,000,000 shares of the Registrant’s Common Stock (with associated Preferred Stock Purchase Rights) for issuance under the McDonald’s Corporation Profit Sharing Program (the “Profit Sharing Program”); (ii) an indeterminate amount of participants’ interests in the Profit Sharing Program; (iii) an indeterminate amount of participants’ interests in the McDonald’s Profit Sharing Program Equalization Plan (“McEqual”); (iv) an indeterminate amount of participants’ interests in the McDonald’s 1989 Executive Equalization Plan (“McCAP I”); and (v) an indeterminate amount of participants’ interests in the McDonald’s Supplemental Employee Benefit Equalization Plan (“McCAP II”).

       The Profit Sharing Program was subsequently amended and restated, effective January 1, 2002, and renamed the McDonald’s Corporation Profit Sharing and Savings Plan.  As of the date of this Post-Effective Amendment, all of the Common Stock registered for issuance under the Profit Sharing Program has been issued.

       Effective January 1, 2002, McEqual, McCAP I and McCAP II, each a nonqualified deferred compensation plan, was merged with and into the McDonald’s Corporation Deferred Incentive Plan (amended and restated at the same time to become the McDonald’s Corporation Supplemental Profit Sharing and Savings Plan (the “Supplemental Plan”)), itself a nonqualified deferred compensation plan.  Effective January 1, 2005, the Registrant amended the Supplemental Plan to prohibit any deferral elections with respect to compensation that would be paid to participants (absent such deferral) on or after January 1, 2005.  Accordingly, commencing on January 1, 2005, the Registrant’s securities could not be issued under the Supplemental Plan.

       In accordance with the Registrant’s undertaking in Part II, Item 9(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Power of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 31st day of March, 2010.

McDONALD’S CORPORATION

By:	/s/ Gloria Santona
Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature Title	Date

*	March 31, 2010
Susan E. Arnold
Director

*	March 31, 2010
Peter J. Bensen
Corporate Executive Vice President and Chief Financial Officer

*	March 31, 2010
Robert A. Eckert
Director

*	March 31, 2010
Enrique Hernandez, Jr.
Director

*	March 31, 2010
Jeanne P. Jackson
Director

*	March 31, 2010
Richard H. Lenny
Director

*	March 31, 2010
Walter E. Massey
Director

*	March 31, 2010
Andrew J. McKenna
Chairman of the Board and Director

*	March 31, 2010
Cary D. McMillan
Director

*	March 31, 2010
Kevin M. Ozan
Corporate Senior Vice President - Controller

*	March 31, 2010
Sheila A. Penrose
Director

*	March 31, 2010
John W. Rogers, Jr.
Director

*	March 31, 2010
James A. Skinner
Vice Chairman, Chief Executive Officer and Director

*	March 31, 2010
Roger W. Stone
Director

*	March 31, 2010
Miles D. White
Director

______________________
*
Gloria Santona, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

    By:    /s/ Gloria Santona
       Gloria Santona
       Attorney-in-Fact

       The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the McDonald’s Corporation Profit Sharing Program) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 31st day of March, 2010.

McDONALD’S CORPORATION PROFIT SHARING PROGRAM By: ADMINISTRATIVE COMMITTEE OF McDONALD’S CORPORATION PROFIT SHARING AND SAVINGS PLAN (f/k/a McDonald’s Corporation Profit Sharing Program)

By:	/s/ Michael Richard
Michael D. Richard
Chairman of the Administrative Committee

       The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the McDonald’s Profit Sharing Program Equalization Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 31st day of March, 2010.

McDONALD’S PROFIT SHARING PROGRAM EQUALIZATION PLAN By: OFFICER COMMITTEE OF McDONALD’S CORPORATION SUPPLEMENTAL PROFIT SHARING AND SAVINGS PLAN (as successor plan through merger)

By:	/s/ Kevin Ozan
Kevin M. Ozan
Member of the Officer Committee

       The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the McDonald’s 1989 Executive Equalization Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 31st day of March, 2010.

McDONALD’S 1989 EXECUTIVE EQUALIZATION PLAN By: OFFICER COMMITTEE OF McDONALD’S CORPORATION SUPPLEMENTAL PROFIT SHARING AND SAVINGS PLAN (as successor plan through merger)

By:	/s/ Kevin Ozan
Kevin M. Ozan
Member of the Officer Committee

       The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the McDonald’s Supplemental Employee Benefit Equalization Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 31st day of March, 2010.

McDONALD’S SUPPLEMENTAL EMPLOYEE BENEFIT EQUALIZATION PLAN By: OFFICER COMMITTEE OF McDONALD’S CORPORATION SUPPLEMENTAL PROFIT SHARING AND SAVINGS PLAN (as successor plan through merger)

By:	/s/ Kevin Ozan
Kevin M. Ozan
Member of the Officer Committee

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney